Exhibit 99.1

GrabAGun Digital Holdings Completes Camfour Acquisition, Expanding Its Technology-Driven Platform into National Wholesale Distribution

•	Adds an established national wholesale distributor with significant manufacturer and independent dealer relationships

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Combines Camfour’s distribution infrastructure with GrabAGun’s technology, AI, data analytics, and logistics capabilities with the goal of improving purchasing economics, inventory productivity, and product availability

•	$34.0 million all-cash transaction, funded entirely from cash on hand with no external financing or equity issuance

October 27, 2026—COPPELL, Texas – (BUSINESSWIRE) – GrabAGun Digital Holdings Inc. (“GrabAGun,” “we,” “us,” “our,” or the “Company”) (NYSE: PEW), a technology-driven commerce, distribution, and logistics company serving the firearms, ammunition, and outdoor industry, today announced it has completed the acquisition of Camfour LLC (“Camfour”), a privately held wholesale distributor of firearms, ammunition, and outdoor products, for approximately $34.0 million in cash, subject to customary adjustments including for net working capital. The transaction consideration was valued primarily based upon Camfour’s inventory and receivables acquired net of operating liabilities assumed. Camfour generated audited net revenue of approximately $77.4 million in the fiscal year ended December 31, 2025, a portion of which was generated from sales to the Company and will be eliminated in consolidation in future periods.

Acquisition Expands Distribution Reach and Operating Capabilities

The acquisition extends GrabAGun’s reach beyond its direct-to-consumer business, adding Camfour’s established wholesale distribution network, manufacturer relationships, and dealer infrastructure to the Company’s existing technology, digital commerce, and logistics capabilities. By applying the Company’s proprietary technology, AI, and data analytics across purchasing, inventory management, and distribution operations, GrabAGun believes these capabilities can improve operating efficiency, strengthen product availability, and create new opportunities for profitable growth at Camfour. As the industry consolidates, the Company believes manufacturers will increasingly value relationships that can reach both independent dealers and consumers efficiently and compliantly. Key strategic and operating benefits include:

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Established dealer network. Camfour brings a robust network of dealer relationships and the sales, credit, and distribution infrastructure to serve them at scale. The acquisition gives GrabAGun immediate access to a nationwide wholesale network built over decades, compressing years of organic expansion into a single transaction.

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Expanded manufacturer relationships. Camfour brings an extensive portfolio of manufacturer lines and the infrastructure to move more products through more channels. GrabAGun intends to support Camfour’s growth by applying its demand data and logistics capabilities to help Camfour add manufacturer lines, expand drop-ship programs, and increase the volume moving through its network.

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Technology, AI, and analytics. GrabAGun’s proprietary platform already uses AI-driven demand forecasting, automated pricing across approximately 73,000 active SKUs, automated procurement and inventory synchronization, and its eGunbook compliance system, which has supported more than one million direct-ship transactions. The acquisition creates an opportunity to deploy that intelligence across Camfour’s wholesale operations, which has the potential to transform how inventory is forecast, products are sourced, purchasing decisions are made, and dealers are served.

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Complementary routes to market. With Camfour, GrabAGun now operates across three complementary channels: digital retail, wholesale distribution, and manufacturer logistics. Each business maintains its own customer relationships and commercial independence, while the broader platform gives manufacturers more ways to reach the market, move inventory, and serve customers. Manufacturers can access wholesale distribution through Camfour, technology-enabled fulfillment through PEW Logistics, and consumer demand through GrabAGun.com, with the flexibility to engage each business independently.

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More valuable together. Camfour brings decades of industry expertise, established distribution infrastructure, and trusted manufacturer and dealer relationships that strengthen GrabAGun’s product access and purchasing scale. GrabAGun, a long-standing Camfour customer, brings consumer demand data, proprietary technology, and the tools to modernize Camfour’s ordering, inventory management, and dealer service. We believe each business can make the other more competitive than it could be on its own.

“We have spent the last 16 years investing in technology, data, analytics, and logistics to make our business more efficient and competitive,” said Marc Nemati, Chairman and Chief Executive Officer of GrabAGun Digital Holdings Inc. “Bringing these capabilities together gives us an opportunity to improve inventory management, purchasing, and distribution economics while expanding our reach across the industry. We believe this is a disciplined use of capital, supported by substantial inventory and receivables, with meaningful opportunities to strengthen long-term earnings and cash generation. Just as importantly, Camfour will continue to operate as its own business under the Camfour name, preserving the relationships and industry expertise that make it valuable in the first place.”

“For 74 years, Camfour has built its reputation through dependable service, product variety, competitive pricing, and close relationships with firearm dealers and manufacturers,” said Malcolm Getz, President of Camfour. “We believe GrabAGun is the right strategic partner to help Camfour build on that foundation. This combination gives Camfour access to additional technology, e-commerce, logistics, and financial resources while maintaining a strong commitment to the dealer channel and the relationships that have defined our company.”

The approximately $34.0 million all-cash transaction was funded from GrabAGun’s existing cash reserves, with no external financing required. The purchase price is based on a cash-free, debt-free valuation and remains subject to customary adjustments for net working capital, cash, indebtedness, and transaction expenses. No shares of GrabAGun common stock were issued in connection with the acquisition, resulting in no transaction-related equity dilution. The transaction closed on October 26, 2026.

Operating Priorities

Camfour will continue to operate as a separate business, with its own name, sales team, and dealer terms, preserving the dealer and manufacturer relationships and industry expertise built over more than seven decades. Camfour’s dealers will continue ordering through existing channels, with current sales contacts and account arrangements remaining in place at closing. GrabAGun intends to strengthen that foundation by deploying its technology, AI, data analytics, and logistics capabilities to improve Camfour’s purchasing, inventory productivity, and distribution efficiency. PEW Logistics will remain a separate business, with its own commercial relationships and fulfillment services available to manufacturers who choose to use them. Manufacturers will retain the flexibility to work with Camfour, PEW Logistics, or both, without being required to adopt either model. The Company’s priority is to make each business more competitive while expanding the capabilities and reach of the broader platform.

Third Quarter 2026 Earnings

GrabAGun is scheduled to report its third quarter 2026 financial results on Thursday, November 12, 2026, after market close. The Company will host a conference call at 4:30 pm Eastern Time to discuss its quarterly results and provide additional commentary on the Camfour acquisition.

Supplemental Investor Information

GrabAGun has posted a supplemental investor presentation with additional information about the transaction, including an overview of Camfour, the strategic rationale, the purchase price and liquidity, and operating priorities. The presentation is available under the Events & Presentations section of the Company’s Investor Relations website at investors.grabagun.com.

Advisors

Haynes and Boone, LLP and Mark Barnes & Associates served as legal counsel to GrabAGun. Siddall & Siddall P.C. and Bulkley, Richardson and Gelinas, LLP served as legal counsel to Camfour.

About GrabAGun Digital Holdings Inc.

GrabAGun Digital Holdings Inc. (NYSE: PEW) is a technology-driven commerce, distribution, and logistics company serving the firearms, ammunition, and outdoor industry. The Company operates across three complementary capabilities: digital retail through GrabAGun.com, operated by its wholly-owned subsidiary GrabAGun LLC; wholesale distribution through its wholly-owned subsidiary Camfour LLC; and manufacturer logistics and platform services through its wholly-owned subsidiary PEW Logistics LLC. GrabAGun.com is one of the nation’s leading online firearms retailers, built on 16 years of proprietary technology spanning inventory and order management, pricing, demand forecasting, and regulatory compliance. PEW Logistics provides manufacturers with technology-enabled fulfillment, compliance, data, marketing, and direct-to-consumer capabilities. Together with Camfour, these separately operated businesses connect manufacturers, independent dealers, and consumers, with a goal of improving product access, distribution efficiency, and industry connectivity. For more information, visit investors.grabagun.com.

About Camfour

Founded in 1952 and headquartered in Westfield, Massachusetts, Camfour is a wholesale distributor of firearms, ammunition, and outdoor products with 74 years of operating history. Camfour serves independent retailers with wholesale ordering, sales coverage, and business-to-business credit.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Any statements other than statements of historical fact contained herein are forward-looking statements, including statements regarding the anticipated benefits of the transaction, expected integration plans, priorities and milestones; opportunities to pursue additional manufacturer lines, expand drop-ship capabilities and develop manufacturer-supported dealer and marketing programs; the growth of PEW Logistics; the Company’s liquidity; anticipated purchasing and operating economics; the expected effect of the transaction on the Company’s revenue mix, gross margins, profitability and cash generation; and the Company’s capital allocation intentions. Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties, many of which are difficult to predict and beyond our control. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “forecasts,” “estimates,” “budgets,” “projects,” “strategy,” “guidance,” “outlook,” “believes,” “expects,” “intends,” “plans,” “predicts,” “potential,” “seek,” “continue,” “target,” “goal,” “will,” “would,” “should,” “could,” “can,” “may,” and similar terms, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance, and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Risks and uncertainties include, without limitation, the possibility that the Company may not achieve the expected working-capital, inventory, or relationship-continuity outcomes of the transaction; that the Company may not realize the anticipated strategic, purchasing, or operating benefits of the transaction, including expected synergies, within the expected time frame or at all; that integration of Camfour’s operations may take longer or cost more than expected, or may divert management’s attention from the Company’s existing operations; that the Company may be unable to retain key employees; that dealer or manufacturer relationships may not be retained following the transaction; that acquired inventory may be valued or realized at less than expected; that the final purchase price may differ from the amount stated in this news release as a result of post-closing adjustments; and that the transaction may adversely affect the Company’s liquidity. Additional factors that might cause such differences include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the United States Securities and Exchange Commission (“SEC”) on March 12, 2026, the Company’s Quarterly Reports on Form 10-Q, and other documents filed or to be filed by GrabAGun from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. The foregoing list of factors is not exhaustive, and new risks may emerge from time to time. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA. Recipients are cautioned not to put undue reliance on forward-looking statements. The forward-looking statements included herein are only made as of the date of this news release, or if earlier, as of the date they were made, and we undertake no obligation to correct, update, or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

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